Media: Chrissy Roebuck press@zillow.com Investors: Brad Berning ir@zillowgroup.com Zillow Group promotes Jeremy Hofmann to chief financial officer SEATTLE, May 18, 2023 — Zillow Group, Inc. (Nasdaq: Z and ZG) announced today Jeremy Hofmann has been promoted to chief financial officer (CFO). He succeeds Allen Parker, who will transition to an advisory role into the first quarter of 2024. Hofmann joined Zillow Group nearly six years ago and most recently served as senior vice president (SVP) of corporate development and strategy, with deep experience in strategy, finance, budgeting and operations rigor, investor relations, mergers and acquisitions and partnerships. Notably, Jeremy led Zillow’s redefined Housing Super App strategy in early 2022 and has been a key driver of its execution over the past 18 months. “Jeremy has been an integral part of Zillow’s growth since he joined the company,” says Zillow co-founder and CEO Rich Barton. “He’s at the center of our strategy to capture a greater share of customer transactions in real estate while making it easier for more and more people to get home. Jeremy is key in driving progress on our growth strategy with operational and financial discipline, and I’m looking forward to him having an even bigger hand in shaping the future of Zillow as our CFO.” Exhibit 99.1

Parker was named CFO in 2018. “Allen brought an operating mindset and focus on processes through a changing macroeconomy and Zillow’s strategic shift toward the transaction,” says Barton. “We’re very grateful for Allen’s leadership over the past five years, and for his continued support of the team over the next few quarters to ensure a smooth transition.” Prior to joining Zillow, Hofmann spent nearly 10 years in financial services, predominantly at Goldman Sachs, where he was a vice president in investment banking, closing more than $40B of transactions. As SVP of corporate development and strategy at Zillow, Hofmann has led many critical workstreams: ● Drove the launch and execution of Zillow’s Housing Super App strategy in early 2022. ● Deployed a cross-functional team to drive budgeting and operating efficiency measures in 2019, which have since been realized across the business. ● Has driven effective capital management programs since 2019 to support organic and strategic growth, while also returning excess capital to shareholders. ○ Raised more than $2.5B of equity capital over the past 5 years to support prior growth strategies. ○ Initiated a $1.8B share repurchase program in late 2021. ● Led several key company acquisitions and partnerships, including the acquisition of ShowingTime in 2021. ● Has overseen investor relations since 2020. “Being part of Zillow’s growth over the last six years has been incredibly rewarding,” says Hofmann. “Zillow has always been a leader in delivering transformative tech-enabled solutions for customers and partners in real estate, and I couldn’t be more optimistic about the opportunity in front of us. I’m excited to take on this new challenge, leading our business with a strong focus on driving revenue and prudently managing costs on behalf of our shareholders.” Effective today, Jeremy oversees Zillow’s finance, corporate development, strategy and investor relations teams, and reports to CEO Rich Barton. There is no change to the second quarter 2023 guidance issued in Zillow’s first quarter 2023 report1 released on May 3, 2023. 1 https://s24.q4cdn.com/723050407/files/doc_financials/2023/q1/Zillow-1Q23-Shareholders-Letter.pdf

About Zillow Group Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate website in the United States, Zillow and its affiliates help people find and get the home they want by connecting them with digital solutions, great partners, and easier buying, selling, financing and renting experiences. Zillow Group’s affiliates, subsidiaries and brands include Zillow®; Zillow Premier Agent®; Zillow Home Loans℠; Zillow Closing Services℠; Trulia®; Out East®; StreetEasy®; HotPads®; and ShowingTime+℠, which includes ShowingTime®, Bridge Interactive®, and dotloop®. All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2023 MFTB Holdco, Inc., a Zillow affiliate. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “continue,” “estimate,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of May 18, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to continue to innovate and compete successfully to attract customers and real estate partners; our ability to operate and grow Zillow Home Loans, our mortgage origination business; the impact of pending or future litigation and other disputes or enforcement actions; our ability to attract and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors;actual or anticipated fluctuations in quarterly and annual results of operations and financial position; and the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in future quarterly and annual reports. Please review the “Use of Operating Metrics” section in Zillow Group’s Q1 2023 Shareholder Letter for additional information about the operating metrics referenced in this press release, including Customer Transactions. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. (ZFIN) ###